Calculation of Filing Fee Tables
S-8
Safehold Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	457(a)	853,076	$ 13.36	$ 11,397,095.36	0.0001381	$ 1,573.94
Total Offering Amounts:						$ 11,397,095.36		$ 1,573.94
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,573.94
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the registrant's common stock, par value $0.01 per share (the "Common Stock"), that become issuable under applicable Inducement Restricted Stock Units Award Agreements by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant's receipt of consideration that would increase the number of outstanding shares of Common Stock. Amount Registered represents shares of Common Stock issuable upon the vesting of restricted stock units granted to Michael Trachtenberg to induce him to accept employment with the registrant as its President in accordance with Section 303A.08 of the New York Stock Exchange Listed Company Manual. Pursuant to Rule 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices of Common Stock, as reported on the New York Stock Exchange on November 24, 2025, which was $13.36 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A